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            Exhibit 99.1 to Territorial Resources, Inc. Form 10QSB
                        for the Quarter ended 09/30/96


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                          TERRITORIAL RESOURCES, INC.


          (a) The name of the corporation (sometimes referred to hereinafter as the "corporation") is TERRITORIAL RESOURCES, INC.

          (b) An amendment (the "Amendment") to the Articles of Incorporation of the corporation was adopted, the text of which Amendment is set forth on Exhibit A, attached hereto and made a part hereof, and is to be added as an addition to the end of Article IV of the Articles of Incorporation following the portion of
Article IV thereof entitled, "Remaining Preferred Stock".

          (c) The date the Amendment was adopted was October 23, 1996.

          (d) The Amendment was duly adopted by the Board of Directors of the corporation.

          Executed this 29th day of October, 1996.


                              TERRITORIAL RESOURCES, INC.

                              By:/s/William C. Penttila
                                 ----------------------
                                 William C. Penttila,
                                 As Its President
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                                   EXHIBIT A
                            TO ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                          TERRITORIAL RESOURCES, INC.



Series B Preferred Stock

          There is hereby created a series of Preferred Stock of the corporation consisting of one hundred twelve thousand five hundred (112,500) shares and designated as "Preferred Stock, Series B" (hereinafter referred to as the "Series B Preferred Stock"). The Series B Preferred Stock shall have the following designations, preferences, limitations, and relative rights:

          1. Dividend Provisions. The holders of Series B Preferred Stock shall be entitled to participate with holders of the Common Stock in any dividends declared and paid with respect to the Common Stock on the basis that the amount of such dividend paid in respect of each outstanding share of Series B Preferred Stock will equal the amount of the dividend in respect of each share of Common Stock times the Conversion Rate (as defined in Paragraph 3 below) as of the record date for determining stockholders entitled to such dividend.

          2. Liquidation Provisions. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the full preferential liquidation amount has been paid to, or determined and set apart for, all other series of Preferred Stock hereafter authorized and issued, if any, the remaining assets of the corporation available for distribution to stockholders shall be distributed ratably to the holders of Common Stock and the holders of Series B Preferred Stock on the basis that the amount of such distribution paid in respect of each outstanding share of Series B Preferred Stock will equal the amount of the distribution in respect of each share of Common Stock times the Conversion Rate (as defined in Paragraph 3 below) as of the record date for determining stockholders entitled to such distribution. In the event the assets of the corporation available for distribution to its stockholders are insufficient to pay the full preferential liquidation amount per share required to be paid on the corporation's various other series of Preferred Stock that may then be outstanding, the entire amount of assets of the corporation available for distribution to stockholders shall be paid up to their respective full liquidation amounts first to the such other series of Preferred Stock with a liquidation preference, which amounts shall be distributed ratably among holders of each such series of Preferred Stock, and the holders of Common Stock and the Series B Preferred Stock shall receive nothing. A reorganization or any other

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consolidation or merger of the corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the corporation, shall not be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section, and the Series B Preferred Stock shall be entitled only to (a) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transactions, (b) the rights contained in the Colorado Business Corporation Act and (c) the rights contained in other numbered Paragraphs of this "Series B Preferred Stock" section.

     3. Conversion Provisions. The Series B Preferred Stock shall be subject to the following conversion provisions:

        (a)  Conversion.

             (1) Subject to the terms and provisions of this Paragraph 3, each share of Series B Preferred Stock shall be convertible and shall be deemed to have been converted (the "Conversion"), without further action, into five (5) shares of Common Stock (which number of shares of Common Stock shall be subject to adjustment as provided in this Paragraph 3) of the corporation immediately following the close of business on the first day (the "Conversion Date") after March 31, 1997, that the corporation shall have a sufficient number of authorized but unissued shares of Common Stock so as to permit all shares of Series B Preferred Stock then issued to be so converted. For purposes of the preceding sentence, the number of shares of authorized but unissued shares of Common Stock shall not include any shares of Common Stock that are subject to issuance upon either (a) the exercise of any then outstanding stock option, warrant or other right to acquire shares of Common Stock or (b) the conversion or exchange of any debenture or other security (other than the Series B Preferred Stock) convertible into or exchangeable for shares of Common Stock. The ratio of the number of shares of Common Stock into which each share of Series B Preferred Stock shall be convertible is sometimes referred to herein as the "Conversion Rate."

             (2) Not later than thirty (30) days following the Conversion Date, the corporation shall deliver to each Holder of shares of Series B Preferred Stock a written notice (the "Conversion Notice") of such conversion, identifying the shares of Series B Preferred Stock (and the certificate number or numbers thereof) that have been so converted; provided, however, that failure of the corporation to provide such notice shall not affect the validity of the Conversion.

             (3) No fractional shares of Series B Preferred Stock may be converted. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. However, in lieu of the corporation's causing or permitting the conversion into fractional shares of Common Stock, it shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied

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        by the then Current Market Value (as defined in Paragraph 6 below) determined by the corporation as of the Conversion Date.

             (4) The corporation shall pay in cash the cash payment, if any, due as provided in clause (a)(3) above, which cash payment shall be due on the date that the certificate or certificates representing the shares of Common Stock to be issued in connection with such conversion are due to be issued.

             (5) The corporation shall have no responsibility to pay any taxes with respect to the Series B Preferred Stock or the shares of Common Stock into which the Series B Preferred Stock is to be converted.

             (6) The Holder of each certificate representing shares of Series B Preferred Stock, following the corporation's delivery of the Conversion Notice to such Holder in accordance with the provisions of this Paragraph 3, shall promptly return such certificate for cancellation to the corporation at its principal place of business (currently located at 450 Sam Houston Parkway East, Suite 140, Houston, Texas 77060, U.S.A.,
        Attention: Corporate Secretary). Whether or not returned, such certificate or certificates shall be deemed canceled, and no longer representing outstanding shares of Series B Preferred Stock, effective as of the Conversion Date (other than with respect to the right to receive accrued and unpaid dividends, if any, on the Series B Preferred Stock up to and including the Conversion Date, the right to receive the proper number of shares of Common Stock or other consideration upon the conversion thereof, and all rights of a holder of Common Stock with respect to such shares of Common Stock immediately after the conversion of such shares of Series B Preferred Stock). Within thirty (30) days of its receipt of such certificate for cancellation, the corporation shall complete the issuance of the shares of Common Stock and deliver the same to and in the name of the Holder thereof.

        (b) Adjustments to the Conversion Rate.

            (1) If the Common Stock issuable on conversion of the Series B Preferred Stock shall be subdivided into a greater number or combined into a lesser number of shares of Common Stock, the holders of Series B Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the Holders would have become entitled to received but for such change, a number of shares of Common Stock that would have been subject to receipt if such shares of Series B Preferred Stock had been converted immediately before that change.

            (2) If the Common Stock issuable on conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise

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        (other than a subdivision or combination of shares provided for above), the holders of Series B Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the Holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt if such shares of Series B Preferred Stock had been converted immediately before that change.

            (3) If at any time there shall be a capital reorganization of the corporation's Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this subsection (b)) or merger of the corporation into another corporation, or the sale of the corporation's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the Holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the corporation, or of the successor corporation resulting from such merger, to which holders of the Common Stock deliverable upon conversion of the Series B Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series B Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(3) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

            (4) Any adjustments made pursuant to this paragraph (b) shall become effective at the close of business on the day upon which such capital reorganization, reclassification, reorganization, merger, consolidation, sale of assets or other event becomes effective.

        (c) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series B Preferred Stock, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustment and readjustments,
(ii) the Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Holder's shares of Series B Preferred Stock.

        (d) Notices of Record Date. In the event of the establishment by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof

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who are entitled to receive any distribution, the corporation shall mail to each
Holder of Series B Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purposes of such distribution and the amount and character of such distribution.

     (e) Reservation of Stock Issuable Upon Conversion. At all times on and after the Conversion Date, the corporation shall make available, reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock; and if at any such time following the Conversion Date the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (f) Notices. Any notices required by the provisions of this Paragraph 3 to be given to the Holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder at such Holder's address appearing on the books of the corporation.

     4. Voting Provisions. The holders of shares of Series B Preferred Stock shall have the right, voting as a single class together with the holders of Common Stock, to a number of votes equal to the Conversion Rate for each share of Series B Preferred Stock held by them on each matter submitted to a vote of the stockholders of the Corporation. Except to the extent otherwise expressly provided or required by law, the Series B Preferred Stock shall not entitle the holders thereof to any voting rights as a separate class, and the consent of the Holders thereof as a class shall not be required for the taking of any corporate action.

     5. Retired Shares. Any shares of Series B Preferred Stock converted, purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary, to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Colorado Business Corporation Act. All such shares upon their cancellation shall become authorized but unissued shares of Preferred Stock, $0.10 par value each, of the corporation and may be reissued as part of another series of Preferred Stock, $0.10 par value each, of the corporation.

     6. Certain Definitions. For the purposes of this "Series B Preferred Stock" section, the term "Current Market Value" per share of Common Stock shall mean either (i) if shares of Common Stock are then traded over-the-counter in the U.S., the value shall be deemed to be the

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average of the closing bid prices over the thirty (30) day period ending three
(3) days prior to the Conversion Date, (ii) if shares of Common Stock are then traded on a U.S. national securities exchange or the NASDAQ's National Market System, the value shall be deemed to be the average of the closing prices on such exchange or National Market System over the thirty (30) day period ending three days prior to the Conversion Date, or (iii) if no such trading as described in clauses (i) and (ii) above then exists, then the Current Market Value shall be determined in good faith by the corporation.

     7. U.S. Currency. Unless expressly provided herein to the contrary, all payments of cash referred to herein shall be paid in United States Dollars, and all dollar (or $) amounts referred to herein refer to United States Dollars.

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

                                    ANNEX I
                           FORM OF CONVERSION NOTICE
                             [Please Type or Print]

Territorial Resources, Inc.                        Date:________________________
450 Sam Houston Parkway East, Suite 140
Houston, Texas  77060
USA

     Attention:  Corporate Secretary

Name:     ______________________________________________________
Address:  ______________________________________________________
          ______________________________________________________
          ______________________________________________________
Telephone:  _________________     Telecopier:  _________________
U.S. Taxpayer Identification No. or
Social Security No. (if applicable): ____________________________

     The undersigned holder of the following shares of Series B Preferred Stock of Territorial Resources, Inc., a Colorado corporation (the "corporation"), hereby requests that such shares be converted into __________ shares of Common Stock of the corporation in accordance with the terms of such Series B Preferred Stock.

               SHARES OF SERIES B PREFERRED STOCK TO BE CONVERTED

Number of Shares of Series B Convertible Preferred Stock to be
Converted:______________

Certificate Number (or Numbers):________________________________________________

Name and Address for Issuance of Shares of Common Stock (if different from above):

                    _________________________________
                    _________________________________
                    _________________________________
                    _________________________________

Printed or Typed
   Name of Holder:  ________________________________  (Must be signed by
By (execute here):  ________________________________   registered holder)
Title:         ________________________________
(If signature is by a spouse, administrator, guardian, attorney-in-fact, officer of a corporation or other officer or capacity, please specify such capacity.)

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